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                                                                     EXHIBIT 3.9

                                 AMENDMENT NO. 2
                    TO THE REMINGTON PRODUCTS COMPANY, L.L.C.
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

          This AMENDMENT NO. 2 TO THE REMINGTON PRODUCTS COMPANY, L.L.C AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Amendment") is dated as of October 27, 2003.

          WHEREAS, the operations of Remington Products Company, L.L.C. ("Remington") are governed by a certain Amended and Restated Limited Liability Company Agreement of Remington Products Company, L.L.C., dated as of May 16, 1996 by and among Vestar Shaver Corp., Vestar Razor Corp. and Remington Products, Inc., as amended by Amendment No. 1 dated as of September 30, 2003 (the "Operating Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

          WHEREAS, pursuant to a purchase agreement by and among Rayovac Corporation ("Rayovac"), Remington Products Company, L.L.C., Vestar Equity Partners, L.P., Investors/RP, L.L.C. and RPI Corp. dated as of August 21, 2003 (the "Purchase Agreement"), Remington has become a subsidiary of Rayovac.

          WHEREAS, Rayovac now seeks to change the fiscal year of Remington so as to conform to that of Rayovac.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

          1. AMENDMENTS TO THE OPERATING AGREEMENT. Pursuant to Section 13.5 of the Operating Agreement, the Operating Agreement is hereby amended as follows:

          (a) Paragraph 30 of Section 1.1 - "Fiscal Year" - is hereby deleted and replaced in its entirety to read as follows:

          ""Fiscal Year" of the Company means each year beginning on October 1 and ending on September 30."

          2.   MISCELLANEOUS.

          (a) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

          (b) This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the choice of law or conflicts of law principles thereof.

          (c) Except as amended hereby, the Operating Agreement shall remain in full force and effect.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.


                               RAYOVAC CORPORATION



                               By:     /s/ James T. Lucke
                                       ------------------------------------
                               Name:   James T. Lucke
                               Title: Senior Vice President, General Counsel &
                                       Secretary